Exhibit 99.1
Castellum, Inc. Reports First Year-Over-Year Organic Revenue Growth with Q1 2025 Results

VIENNA, Va., May 09, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. ("Castellum" or the "Company") (NYSE-American: CTM), a cybersecurity, electronic warfare, and software services company focused on the federal government, announces certain highlights of its operating results for its first quarter ended March 31, 2025.

Revenue for the first quarter of 2025 was $11.7 million, an increase from $10.3 million in the fourth quarter of 2024 and up from $11.3 million in the first quarter of 2024. This marks the Company’s first year-over-year organic revenue growth as a listed company, signaling a significant turning point in its operational trajectory.

The Company reported a smaller operating loss of $(1.1) million, including non-cash and non-recurring charges, compared to $(1.6) million in Q4 2024 and $(4.0) million in Q1 2024 - reflecting both improved cost discipline and enhanced operating leverage.

In addition to the top-line growth, Castellum ended the quarter with a record cash balance of $13.3 million as of March 31, 2025, up from $12.3 million at December 31, 2024, reinforcing its commitment to financial strength and operational efficiency.

“I’m very encouraged by the momentum in Q1,” said Glen Ives, President and Chief Executive Officer. “Posting our first year-over-year organic revenue growth is a milestone for Castellum. It reflects stronger execution, increased customer confidence, and a more focused approach to delivering results.”

During the quarter, the Company began executing on the previously announced contract supporting the U.S. Navy’s PMA-290 program, a strategic win aligned with Castellum’s long-term growth objectives.

"This five-year, $103 million contract win was a key achievement for our team and is already contributing to our 2025 performance," said Ives. "It fortifies our rock-solid business base and underscores the strength and unmatched talents and professionalism of our people, our in-demand world-class capabilities, the trust our customers place in us, and the strong and steady progress we’re making in building a more resilient, opportunity-rich business for the long term."

Castellum's full financial results for the three months ending March 31, 2025, are expected to be filed later today on Form 10-Q, which will be available at www.sec.gov.

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - http://castellumus.com.

Forward-Looking Statements:

Exhibit 99.1

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 2lE of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as "estimate," "project," "believe," "anticipate," "shooting to," "intend," "in a position," "looking to," "pursue," "positioned," "will," "likely," "would," or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company's expectations for revenue growth, new customer opportunities, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: the Company's ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget; and the Company's ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission ("SEC") which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or the future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
http://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/565801af-f40f-4c42-8d0b-d2b74f7e74f6